Exhibit 99.1

Onto Innovation Announces Pricing of Upsized Private Offering of

$1.3 Billion of 0.00% Convertible Senior Notes Due 2031

Wilmington, Mass., May 18, 2026 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation” or the “Company”) today announced the pricing of its private offering of $1,300,000,000 aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $1,100,000,000 aggregate principal amount of Notes. Onto Innovation also granted the initial purchasers of the Notes an option to purchase up to an additional $200,000,000 aggregate principal amount of the Notes, for settlement within a 13-day period beginning on, and including, the first date on which the Notes are issued. The offering of the Notes is expected to close on May 21, 2026, subject to customary closing conditions.

The Notes will have an initial conversion price of approximately $381.80 per share of Onto Innovation’s common stock, which represents a premium of approximately 50.0% to the last reported sale price of Onto Innovation’s common stock on The New York Stock Exchange (the “NYSE”) on May 18, 2026.

In connection with the pricing of the Notes, Onto Innovation entered into capped call transactions with an initial cap price of $509.06 per share of Onto Innovation’s common stock, which represents a premium of 100.0% to the last reported sale price of Onto Innovation’s common stock on the NYSE on May 18, 2026.

Onto Innovation estimates that the net proceeds from the offering will be approximately $1,274 million (or $1,470 million if the initial purchasers exercise their option to purchase additional Notes in full) after deducting the initial purchasers’ discount and commissions but before estimated offering expenses payable by it.

Onto Innovation intends to use (i) approximately $77.1 million of the net proceeds to fund the cost of entering into the capped call transactions described below, (ii) approximately $205,000,000 of the net proceeds to repurchase approximately 0.8 million shares of its common stock concurrently with the pricing of the offering in privately negotiated transactions effected with or through one of the initial purchasers or one or more of its affiliates, at a price per share equal to $254.53, the last reported sale price per share of Onto Innovation’s common stock on the NYSE on May 18, 2026 and (iii) the remaining net proceeds for general corporate purposes, which may include financing the previously announced acquisition of 27% of the issued and outstanding shares of the common stock of Rigaku Holdings Corporation.

The Notes will be Onto Innovation’s senior unsecured obligations and will mature on June 1, 2031, unless earlier converted, redeemed or repurchased. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete.

Before March 1, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after March 1, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The initial conversion rate is 2.6192 shares of common stock per $1,000 principal amount of Notes. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. Onto Innovation will satisfy its conversion obligations by paying cash up to the aggregate principal amount of Notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Notes will not be redeemable before June 6, 2029. The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Onto Innovation’s option at any time, and from time to time, on or after June 6, 2029 and before the 31st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Onto Innovation’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special and additional interest, if any, to, but excluding, the redemption date. In addition, upon a notice of redemption, Onto Innovation will, under certain circumstances, increase the conversion rate for noteholders who convert Notes in connection with such notice of redemption.

If a “fundamental change” (as defined in the indenture for the Notes) occurs, then, subject to a limited exception, noteholders may require Onto Innovation to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid special and additional interest, if any, to, but excluding, the applicable repurchase date. In addition, upon certain corporate events, Onto Innovation will, under certain circumstances, increase the conversion rate for noteholders who convert Notes in connection with such a corporate event.

Capped Call

In connection with the pricing of the Notes, Onto Innovation entered into privately negotiated capped call transactions with certain financial institutions, including one or more of the initial purchasers (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Onto Innovation’s common stock initially underlying the Notes. If the initial purchasers exercise their option to purchase additional Notes, then Onto Innovation expects to enter into additional capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to Onto Innovation’s common stock upon any conversion of the Notes and/or offset any potential cash payments Onto Innovation is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $509.06, which represents a premium of 100.0% over the last reported sale price of Onto Innovation’s common stock of $254.53 per share on the New York Stock Exchange on May 18, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

Onto Innovation has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Onto Innovation’s common stock and/or enter into various derivative transactions with respect to Onto Innovation’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Onto Innovation’s common stock or the Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Onto Innovation’s common stock and/or purchasing or selling Onto Innovation’s common stock or other securities issued by Onto Innovation in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and (x) are likely to do so during any averaging period related to a conversion of the Notes, following any redemption of the Notes by Onto Innovation or following any repurchase of the Notes by Onto Innovation in connection with any fundamental change and (y) are likely to do so following any repurchase of the Notes by Onto Innovation other than in connection with any such redemption or any such fundamental change if Onto Innovation elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of Onto Innovation’s common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any averaging period related to a conversion of the Notes, it could affect the number of shares of Onto Innovation’s common stock and value of the consideration that a noteholder will receive upon conversion of the Notes.

In addition, if any such capped call transaction fails to become effective, whether or not the offering of the Notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to Onto Innovation’s common stock, which could adversely affect the value of Onto Innovation’s common stock and, if the Notes have been issued, the value of the Notes.

Share Repurchases

The concurrent repurchases of approximately $205,000,000 of shares of Onto Innovation’s common stock described above may have resulted in the common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may have resulted in a higher initial conversion price for the Notes.

Notices

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes and any shares of Onto Innovation’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or under the securities laws of any state or other jurisdiction, and the Notes and any such shares may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any shares of Onto Innovation’s common stock issuable upon conversion of the Notes, nor shall there be any offer, solicitation or sale of any Notes or any such shares of Onto Innovation’s common stock issuable upon conversion of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Onto Innovation Inc.

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that includes un-patterned wafer quality, 3D metrology spanning chip features from nanometer scale transistors to large die interconnects, macro defect inspection of wafers and packages, metal interconnect composition, factory analytics, and lithography for advanced semiconductor packaging.

Our breadth of offerings across the entire semiconductor value chain helps our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient.

Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include statements relating to the timing, size and completion of the proposed Notes offering, the intended use of proceeds, including the capped call transactions and the share repurchase, the terms of the Notes being offered and the anticipated terms of, and the effects of entering into, the share repurchase and the capped call transactions and the actions of the option counterparties and their respective affiliates, as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; the effects of political, economic, legal, and regulatory changes, including tariffs and trade disputes, or conflicts on the Company’s global operations; its ability to adequately protect its intellectual property rights and maintain data security; the effects of natural disasters or public health emergencies on the global economy and on the Company’s customers, suppliers, employees, and business; its ability to effectively maneuver global trade issues and changes in trade and export regulations, tariffs and license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; the Company’s ability to realize the anticipated benefits of the proposed Notes offering and the capped call transactions on the timing expected or at all; and the Company’s ability to successfully integrate acquired businesses and technologies. You should be aware that these statements and any other forward-looking statements in this press release reflect only Onto Innovation’s expectations and are not guarantees of performance or any particular outcome. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K for the fiscal year ended January 3, 2026, as filed with the SEC on February 24, 2026, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 as filed with the SEC on May 5, 2026. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law.

Investor Relations:

Sidney Ho

408-376-9163

sidney.ho@ontoinnovation.com